UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: April 16, 2018

ROSEHILL RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37712	47-5500436
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16200 Park Row, Suite 300

Houston, Texas, 77084

(Address of principal executive offices)

Registrant’s telephone number, including area code (281) 675-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☒    Emerging growth company

☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders of Rosehill Resources Inc. (the “Company”) was held on April 16, 2018 (the “Special Meeting”). The following proposal, as described more fully in the Company’s proxy statement dated March 23, 2018 (the “Proxy Statement”), was voted on by the common stockholders that were entitled to vote at the Special Meeting:

(1) To approve and adopt an amendment to the Company’s second amended and restated certificate of incorporation to authorize an additional 155,000,000 shares of the Company’s Class A common stock, par value $0.0001 per share, which would increase the Company’s capital stock to include 250,000,000 shares of Class A common stock.

The stockholders voted 31,796,675 for and 842,567 against the proposal, with 658 votes abstaining and no broker non-votes. As of April 16, 2018, there were 36,015,812 shares of common stock outstanding and eligible to vote at the Special Meeting. Based on the votes received, the stockholders ratified the amendment of the Company’s second amended and restated certificate of incorporation as described in the Proxy Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2018

ROSEHILL RESOURCES INC.

By:	/s/ R. Craig Owen
Name: R. Craig Owen
Title: Chief Financial Officer